Exhibit 3.1     Articles of Incorporation
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                    ARTICLES OF INCORPORATION
                             OF
                   SUFFIELD TECHNOLOGIES CORP.
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     The undersigned incorporator hereby forms a corporation
under Chapter 607 of the laws of the State of Flroida.
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                     ARTICLE I.  NAME
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     The name of the corporation shall be:
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                  SUFFIELD TECHNOLOGIES CORP.
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The address of the principal office of this corporation
shall be 4255 Route 9, Suite D, Freehold, New Jersey 07728 and the mailing address of the corporation shall be the same.
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                ARTICLE II.  NATURE OF BUSINESS
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     This corporation may engage or transact in any or all
lawful activities or business permitted under the laws of
the United States, the State of Florida or any other state, country, territory or nation.
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                    ARTICLE III.   CAPITAL STOCK
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     The maximum number of shares of stock that this
corporation is authorized to have outstanding at any one
time is 60,000,000 to include 50,000,000 shares of common stock having $.0001 par value per shares and 10,000,000 shares of preferred stock at $.0001 par value per share.
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                    ARTICLE IV.  REGISTERED AGENT
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     The street address of the initial registered office of
the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Service Company.
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                    ARTICLE V.  TERM OF EXISTENCE
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     This corporation is to exist perpetually.
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                    ARTICLE VI.  DIRECTORS
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     All corporate powers shall be exercised by or under the
authority of, and the business and affairs of the
corporation managed under the direction of its Board of Directors, subject to any limitation set forth in these Articles of Incorporation. This corporation shall have one Director, initially. The mane and addresses of the initial members of the Board of Directors are:
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William H. Luckman             4255 Route 9, Suite D
Dir.                           Freehold, New Jersey 07728
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              ASSIGNMENT BY THE SOLE INCORPORATOR
              OF THE ARTICLES OF INCORPORATION OF
                  SUFFIELD TECHNOLOGIES CORP.
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     Corporation Service Company, as sole incorporator, for
value received hereby assigns any and all rights it may have as such incorporator to the following:
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                   William H. Luckman
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                            Dated: December 12, 1997
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                            CORPORATION SERVICE COMPANY
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                            By: /s/ Karen B. Rozar
                          ---------------------------------
                               Its Agent, Karen B. Rozar
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                 ARTICLES OF AMENDMENT
                          TO
                ARTICLES OF INCORPORATION
                          OF
                Suffield Technologies Corp.
                ---------------------------
Pursuant to the provisions of section 607.1006, Florida Statute, this Florida profit corporation adopts the following articles of amendment to its articles of
incorporation.
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     FIRST: Amendment(s) adopted (indicate article number(s)
being amended, added or deleted)
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Article VI should be amended to read:
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     The member of the Board of Directors is:
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     James Lee             600 Madison Avenue
                           New York, New York
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     SECOND: If an amendment provides for an exchange,
reclassification or cancellation of issued shares, provision for implementing the amendment if not contained in the amendment itself, are as follows:
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                ARTICLES OF AMENDMENT
                         TO
               ARTICLES OF INCORPORATION
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Pursuant to the provision of Chapter 607, Florida Statutes, the undersigned corporation adopts the following articles of amendment to its articles of incorporation.
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FIRST:     The name of the corporation is:
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              SUFFIELD TECHNOLOGIES CORP.
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SECOND:    The following amendment(s) to the articles of
incorporation was (were) adopted by the corporation:
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The name of the corporation shall be: ROANOKE TECHNOLOGY
CORP.
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THIRD:     The amendment(s) was (were) adopted by the Board
of Directors on the first day of June, 1998. Shareholder approval was not required.
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Dated: June 4th, 1998
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                            By: /s/ James Lee
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                            James Lee, Director
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STATE OF NEW YORK
COUNTY OF NEW YORK
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Before me, the undersigned authority, personally appeared
James Lee, to me well known to be the person who executed
the foregoing articles of m\amendment to the articles of incorporation and acknowledge before me, according to law, that he made and subscribed the same for the purposes therein mentioned and set forth.
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IN WITNESS WHEREOF, I have hereunto set my hand and seal
this 4th
day of June, 1998
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                           /s/ Martin Lerner
                           --------------------------------
                           Notary Public
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